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                                                                    Exhibit 10.3

STOCKHOLDERS AGREEMENT between the COESEN INCORPORATED, a New Hampshire corporation with offices at P.O. Box 275, Hudson NH 03051 (Coesen), Howard Doane, Joseph Thoman and Alfred Covino (the Stockholders) dated March 5, 2003.

         The Corporation and the Stockholders agree that the prior written consent of VNI, Joseph Thoman and Alfred Covino will be required in order to authorize any of the following actions proposed by, on behalf of, or with regard to, the Corporation or any of its subsidiaries for so long as VNI or an affiliate or subsidiary of VNI owns any shares of Common Stock of the
Corporation:

         (i) Liquidation, dissolution, winding-up, recapitalization, reorganization, spin-off, merger, consolidation or sale of the Corporation or any of its subsidiaries;

         (ii) Authorization, creation, designation or issuance of any additional equity or convertible debt securities of the Corporation or approval, adoption or modification of any stock option, stock grant, stock appreciation, phantom stock or other similar stock compensation or incentive plan or rights;

         (iii) Incurrence of indebtedness, whether in a single transaction or a series of transactions, other than in the ordinary course of business, or the grant, of a mortgage on, a lease of, a license to, a security interest in, or a pledge or other encumbrance on, any material asset of the Corporation or any subsidiary;

         (xi) Redemption or repurchase of shares of any class or series of capital stock (except pursuant to written repurchase agreements between the Corporation and its directors, officers or key employees) or other securities of the Corporation or any subsidiary;

         Notwithstanding anything herein to the contrary, the foregoing protective provisions shall not apply to the distribution of net income available for distribution to the Stockholders, made in the ordinary course; provided, however that sufficient reserves shall have been made prior to any such distribution for any liabilities of the Company then outstanding, as determined in good faith by the Board of Directors of the Corporation.

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         IN WITNESS WHEREOF, the undersigned have executed this Stockholders
Agreement as of the 5th day of March, 2003.


                                    /s/ Howard Doane
                                   -------------------------
                                   Howard Doane


                                    /s/ Joseph Thoman
                                   -------------------------
                                   Joseph Thoman


                                    /s/ Alfred Covino
                                   -------------------------
                                   Alfred Covino


COESEN INCORPORATED


                                   By: /s/ Joseph Thoman
                                   -------------------------
                                   Name: Joseph Thoman
                                   Title: Vice President